UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2015

Juniper Networks, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-34501	770422528
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1133 Innovation Way

Sunnyvale, California 94089

(Address, including zip code, of principal executive offices)

(408) 745-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Underwriting Agreement

On February 25, 2015, Juniper Networks, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc., Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as managers of the several underwriters listed on Schedule II thereto (the “Underwriters”), relating to the issuance and sale by the Company of $300 million aggregate principal amount of its 3.300% Senior Notes due 2020 and $300 million aggregate principal amount of its 4.350% Senior Notes due 2025 pursuant to the Company’s Registration Statement on Form S-3 (No. 333-190491) (the “Registration Statement”), including the prospectus contained therein, filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, as supplemented by the preliminary prospectus supplement filed with the Commission on February 25, 2015 and the prospectus supplement filed with the Commission on February 26, 2015.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities.

The description of the Underwriting Agreement contained herein is qualified in its entirety by reference to the Underwriting Agreement attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 25, 2015, by and between Juniper Networks, Inc. and Barclays Capital Inc., Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as managers of the several underwriters

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Juniper Networks, Inc.

Date: March 2, 2015	By:	/s/ Mitchell L. Gaynor
		Name:	Mitchell L. Gaynor
		Title:	Executive Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 25, 2015, by and between Juniper Networks, Inc. and Barclays Capital Inc., Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as managers of the several underwriters